UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2025, Royal Caribbean Cruises Ltd. (the “Company”) completed its previously announced offering of $1.5 billion aggregate principal amount of 5.375% Senior Notes due 2036 (the “Notes”), pursuant to an underwriting agreement, dated as of September 22, 2025 (the “Underwriting Agreement”), among the Company and BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

The Notes were issued by the Company pursuant to an indenture, dated as of July 31, 2006 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as supplemented by a Fourth Supplemental Indenture, dated October 1, 2025, between the Company and the Trustee (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes have been registered under the Securities Act of 1933, as amended, by a shelf registration statement on Form S-3ASR (Registration No. 333-277554).

The Company received net proceeds from the offering of approximately $1.484 billion (after deducting fees, commissions and expenses), which it intends to use to finance the upcoming delivery of Celebrity Xcel in lieu of utilizing its existing committed export credit agency facility and, with the remaining net proceeds, to redeem, refinance or otherwise repurchase existing indebtedness, including amounts outstanding under its revolving credit facilities.

Interest on the Notes accrues from October 1, 2025 at a rate of 5.375% per annum, and is payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2026. The Notes will mature on January 15, 2036, unless earlier redeemed or repurchased.

Further information concerning the Notes and related matters is set forth in the Company’s Prospectus Supplement dated September 22, 2025, which was filed with the Securities and Exchange Commission on September 24, 2025.

The preceding is a summary of the terms of the Indenture and the Notes, and is qualified in its entirety by reference to the Base Indenture, the Fourth Supplemental Indenture and the form of the Notes, each of which is incorporated herein by reference as though they were fully set forth herein. The Fourth Supplemental Indenture and the form of the Notes are filed herewith as Exhibits 4.2 and 4.3.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference insofar as it relates to the creation of a direct financial obligation.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of July 31, 2006, between Royal Caribbean Cruises Ltd. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-3 (333-158161) filed with the Securities and Exchange Commission on March 23, 2009).

4.2	Fourth Supplemental Indenture, dated as of October 1, 2025, between Royal Caribbean Cruises Ltd. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 5.375% Senior Notes due 2036 (included in Exhibit 4.2 hereto).

5.1	Opinion of Watson Farley & Williams LLP.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Watson Farley & Williams LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: October 1, 2025	By:	/s/ Naftali Holtz
	Name:	Naftali Holtz
	Title:	Chief Financial Officer